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                               Amendment to Schedule A
                            To the Selling Group Agreement
                                       Between
                              The Company and The Broker
                              Effective February 9, 1999

     The following is a list of Contracts that Broker has been granted authority by the Company to sell:

          1.   Lincoln National Life Insurance Company

               Multi-Fund-Registered Trademark- Variable Annuity Contracts (Lincoln National Variable Annuity Account C)

          2.   Lincoln National Life Insurance Company
               Variable Universal Life III Contracts
               (Lincoln Life Flexible Premium Variable Life Account G)

          3.   Lincoln National Life Insurance Company
               Multi-Fund-Registered Trademark- Variable Life
               (Lincoln Life Flexible Premium Variable Life Account K)

          4.   Lincoln National Life Insurance Company
               VUL I
               (Lincoln Life Flexible Premium Variable Life Account M)

          5.   Lincoln National Life Insurance Company
               Delaware-Lincoln ChoicePlus
               Delaware-Lincoln ChoicePlus XL
               (Lincoln National Variable Annuity Account N)

          6.   Lincoln National Life Insurance Company
               Group Multi-Fund-Registered Trademark-
               (Lincoln Life Variable Annuity Account Q)

          7.   Lincoln National Life Insurance Company
               SVUL
               (Lincoln Life Flexible Premium Variable Life Account R)

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf by its duly authorized officer specified below.

 THE LINCOLN NATIONAL LIFE              LINCOLN FINANCIAL
 INSURANCE COMPANY [COMPANY]            ADVISORS, INC. [BROKER]


 By:  /s/ Kelly D. Clevenger            By:  /s/ Richard C. Boyles
     -----------------------                 ---------------------
     Kelly D. Clevenger                      Richard C. Boyles
     Vice President                          Chief Financial Officer